THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "<u>SECURITIES ACT</u>"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE LAWS, OR (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (OR ANY SIMILAR RULES UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE LAW IS AVAILABLE.

BROOKLYN CHEESECAKE & DESSERTS COMPANY, INC.

2.5% CONVERTIBLE NOTE

$150,000.00 October [•], 2014

FOR VALUE RECEIVED, the undersigned, **BROOKLYN CHEESECAKE & DESSERTS COMPANY, INC.**, a New York corporation (the "**<u>Company</u>**"), hereby promises to pay to the order of **RONALD SCHUTTE** (the "**<u>Noteholder</u>**"), in lawful money of the United States of America, and in immediately payable funds, on the date of Maturity Date set forth below, the principal amount of One Hundred Fifty Thousand dollars ($150,000.00), together with interest on the unpaid principal amount at the rate of 2.5% per annum. The principal hereof outstanding and any unpaid accrued interest thereon shall be due and payable on December 31, 2014 (the "**<u>Maturity Date</u>**"). This Note has been issued pursuant to a Membership Interest Purchase Agreement of even date herewith by and among Here To Serve Holding Corp., a Delaware corporation, the Company, Brooklyn Cheesecake & Desserts Acquisitions, Inc., a wholly owned subsidiary of the Company, the Noteholder and Anthony J. Merante (the "**<u>Membership Interest Purchase Agreement</u>**"). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Membership Interest Purchase Agreement.

1. **<u>PAYMENTS</u>**. The principal amount hereof and any unpaid accrued interest thereon shall be due and payable on the Maturity Date (unless such payment date is accelerated as provided in Section 3 hereof). Payment of all amounts due hereunder shall be made at the address of the Noteholder specified by the Noteholder.

2. **<u>PREPAYMENT</u>**. This Note may be prepaid, in whole or in part, without penalty with five (5) days' prior written notice to the Noteholder.

3. **<u>DEFAULT</u>**. The occurrence of any one of the following events shall constitute an Event of Default:

(a) The non-payment, when due, of any principal or interest pursuant to this Note;

(b) The material breach of any representation in this Note or in the Membership Interest Purchase Agreement; or

(c) The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute or any jurisdiction, whether now or hereafter in effect, *provided, however*, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for thirty (30) days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for thirty (30) days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

Upon the occurrence of any Event of Default, all amounts due hereunder shall become immediately due and payable without notice to the Company. The Noteholder may, by written notice to the Company, elect to instead convert all amounts due under this Note in accordance with Section 4 of this Note.

4. **CONVERSION UPON AN EVENT OF DEFAULT.**

(a) At any time following an Event of Default, at the option of the Noteholder the entire principal amount of this Note, together with all accrued interest hereunder, is convertible into Three Hundred thousand (300,000) (the "**Conversion Shares**") fully paid and non-assessable shares of the Company's common stock, par value $0.025 per share (the "**Common Stock**").

(b) Promptly upon receipt of the written notice from the Noteholder of his election to convert this Note in accordance with Section 4(a) hereof, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Noteholder, and in such name or names as the Noteholder may designate, a certificate or certificates for the full number of Conversion Shares. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of delivery of the written notice by the Noteholder, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed.

(c) So long as this Note shall be outstanding, in the event that the outstanding Common Stock of the Company hereafter is restructured or revised by recapitalization, reclassification, combination of shares, stock split or split-up or stock dividend, the aggregate number and kind of Common Stock subject to conversion under this Note shall be adjusted appropriately as to the number of Conversion Shares. No fractional shares will be issued upon conversion, but any fractional share will be rounded up to the nearest whole share of Common Stock.

(d) If issued, the Conversion Shares shall be subject to immediate demand registration rights by the Noteholder pursuant to which the Company will promptly file a registration statement with the Securities and Exchange Commission to register the resale of the Conversion Shares by the Noteholder (the "**Resale Registration Statement**"). The Company shall be responsible for all fees and costs associated with the preparation and filing of such Resale Registration Statement, including legal, accounting and filing fees, and shall use its best efforts to promptly respond to any comments on such Resale Registration Statement by the staff of the Securities and Exchange Commission with the intent to cause the staff to declare the Resale Registration Statement effective as soon as possible after filing. The Noteholder shall be responsible for his selling expenses incurred in the sale of the Conversion Shares.

(e) The Conversion Shares, if issued, will be (a) "restricted securities," as defined in Rule 144 promulgated under the Securities Act; (b) such shares will not have not been registered under the Securities Act, and will be issued in reliance on exemptions under the Securities Act; (c) such shares may not be distributed, re-offered or resold except through a valid and effective registration statement or pursuant to a valid exemption from the registration requirements under the Securities Act; and (d) until such time as the shares become eligible for sale by the Noteholder, either pursuant to the registration of such shares under the Securities Act, or pursuant to a valid exemption from such registration, the certificates evidencing the shares shall contain the following legend:

> *"The shares of common stock evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). Such shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of unless they have been so registered or the issuer of such shares shall have received an opinion of counsel satisfactory to the effect that registration thereof for purposes of transfer is not required under the Act or the securities laws of any state."*

(f) Notwithstanding the delivery of a notice of default with an election to convert by the Noteholder, this Note shall not be deemed satisfied until (a) the certificate representing the Conversion Shares shall have been issued to the Noteholder, and (b) the Resale Registration Statement shall have been declared effective by the Securities and Exchange Commission.

5. **NOTICES**. Any notice, request, instruction, or other document required by the terms of this Note, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by facsimile transmission to the addresses of the parties set forth in the Membership Interest Purchase Agreement. The persons and addresses set forth in the Membership Interest Purchase Agreement may be changed from time to time by a notice sent as aforesaid. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient. If notice is given by mail in accordance with the provisions of this

Section, such notice shall be deemed conclusively given upon receipt and delivery, or upon refusal of delivery. If notice is given by facsimile transmission in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of delivery if during business hours and if not during business hours, at the next business day after delivery, provided a confirmation is obtained by the sender.

6. **GOVERNING LAW; JURISDICTION**. This Note shall be governed by and construed and interpreted in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely therein, without giving effect to the rules and conflicts of law. The parties agree that the courts of the County of Westchester, State of New York shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Note and the transactions contemplated herein.

7. **ASSIGNABILITY**. This Note, and the rights and obligations hereunder, are not assignable by either party without the prior written consent of the other party.

8. **CONFORMITY WITH LAW**. It is the intention of the Company and of the Noteholder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contract for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

IN WITNESS WHEREOF the Company has signed and sealed this Note and delivered it as of October ____, 2014.

Brooklyn Cheesecake & Desserts, Inc.

By: ________________________
[NAME AND TITLE OF OFFICER SIGNING]

4815-6296-3487, v. 1